Exhibit 99.1

Hub Group Reports Select Preliminary Fourth Quarter and Full Year 2025 Results

Company delays full earnings release and conference call

Highlights:

•	Fourth quarter intermodal volume increased 1% from prior year

•	Strong year-end balance sheet with cash and restricted cash of approximately $140 million and lower net debt

•	2025 preliminary operating cash flow of approximately $194 million

•	2025 capital expenditures of approximately $45 million

•	Introduced preliminary 2026 outlook with expected revenue of $3.65 billion to $3.95 billion and capital expenditures of $35 million to $45 million

OAK BROOK, ILLINOIS, February 5, 2026 (GLOBE NEWSWIRE) – Hub Group, Inc. (Nasdaq: HUBG) announced select preliminary fourth quarter and full year 2025 financial results and delayed its earnings release and conference call. The Company also announced that it will restate its financial statements for the first, second and third quarters of 2025 due to an error that resulted in the understatement of purchased transportation costs and accounts payable. There is no expected impact on total cash and cash equivalents or operating cash flow for any periods.

Select Preliminary 2025 Financial Results

“Hub Group delivered strong operating cash flows and revenue performance in 2025 despite industry headwinds. Intermodal volume growth and new business awards supported top-line results through the year and during the fourth quarter. The Marten Intermodal acquisition performed well and demonstrated our disciplined approach to capital allocation. We believe that our financial strength and ability to navigate shifting market conditions continue to position us well in serving our customers’ evolving business needs. Hub Group remains focused on executing our strategy and delivering accelerating growth,” said Phil Yeager, Hub Group’s President, Chief Executive Officer and Vice Chairman.

Consolidated operating revenue for full year 2025 is expected to be approximately $3.7 billion compared to 2024 operating revenues of $3.9 billion, in line with the previously communicated guidance range.

Full year 2025 ITS Segment operating revenue is expected to be approximately $2.2 billion. Full year 2025 ITS Segment operating revenue reflects a fourth quarter increase of 1% in intermodal volumes with flat revenue per load on a year-over-year basis and an intermodal volume increase of 3% on a sequential basis. Dedicated revenue declined in the fourth quarter due to lost sites from earlier in the year, partially offset by operational discipline and service improvements.

Full year Logistics Segment operating revenue is expected to be approximately $1.6 billion. Full year 2025 Logistics Segment operating revenue reflects softer fourth quarter demand across business lines partially offset by new business wins. Final mile volume was negatively impacted due to onboarding investments that continued in the fourth quarter. Brokerage volumes in the fourth quarter declined 10% year-over-year with revenue per load down 4% year-over-year.

Capital expenditures for full year 2025 totaled approximately $45 million and decreased year-over-year due to lower tractor fleet spending. As of December 31, 2025, Hub Group had cash and restricted cash of approximately $140 million. Debt at December 31, 2025 totaled approximately $229 million, which after giving effect to cash of approximately $113 million, resulted in net debt of approximately $116 million, a decrease of approximately $50 million compared to December 31, 2024.

For full year 2025, the Company returned $44 million to shareholders through dividend payments of $30 million and stock repurchases of $14 million. As of today, the Company has $142 million remaining under its share repurchase authorization.

Financial Reporting Update

In connection with the preparation of its financial statements for the year ended December 31, 2025, the Company identified an error that resulted in the understatement of purchased transportation costs and accounts payable in the first nine months of 2025. The total amount of the reduction to accounts payable and purchased transportation costs related to this issue that was recorded during these periods is $77 million. Based on its analysis to date, the Company estimates the correction of the error will increase purchased transportation and warehousing costs for the nine months ended September 30, 2025, but cannot yet estimate what the resulting increase to purchased transportation and warehousing costs and accounts payable will be. There is no expected impact on Hub Group’s total cash and cash equivalents or operating cash flows for any periods.

“Accuracy and transparency in reporting on our performance is of the utmost importance at Hub Group,” said Mr. Yeager. “We look forward to reporting our full financial results as soon as possible and are enhancing our processes. Our team continues to focus on serving our customers with innovative solutions and services.”

The Company plans to restate its financial statements for the first, second and third quarters of 2025. The Company is continuing to assess the potential impact to its consolidated financial statements for the years ended December 31, 2024 and 2023. The Company expects to file its Annual Report on Form 10-K for the year ended December 31, 2025 as soon as practicable.

Preliminary 2026 Outlook

For full year 2026, the Company estimates revenue of approximately $3.65 to $3.95 billion and capital expenditures of approximately $35 million to $45 million for the full year.

Pre-Recorded Webcast

Hub Group, Inc. will host a listen-only webcast at 5:00 p.m. Eastern Time on February 5, 2026, to discuss the Company’s select preliminary fourth quarter and full year 2025 results. The webcast can be accessed through the Investors link on Hub Group’s web site at www.hubgroup.com and will be available for 30 days.

Certain Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements, provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995, including statements regarding the estimated impact of the error on Hub Group’s previously-issued financial statements, the anticipated scope of the restatement of Hub Group’s previously-issued financial statements as a result of the error, and any other statements regarding Hub Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that might cause the actual performance of Hub Group to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: Hub Group’s ability to complete the restatements of the financial statements referenced herein; the risk that the Company’s preliminary estimates for the full year and fourth quarter ended December 31, 2025 may change as a result of management’s review of results and other factors, adjustments that may arise in connection with Hub Group’s independent registered public accounting firm’s audit of the consolidated financial statements for the year ended December 31, 2025, and other risks discussed under the “Risk Factors” section in Hub Group’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements speak only as of the date hereof and Hub Group assumes no obligation to update any such forward-looking statements.

About Hub Group

Hub Group offers comprehensive transportation and logistics management solutions. Keeping our customers’ needs in focus, Hub Group designs, continually optimizes, and applies industry-leading technology to our customers’ supply chains for better service, greater efficiency, and total visibility. As an award-winning, publicly traded company (Nasdaq: HUBG), our nearly 6,000 employees and drivers across the globe are always in pursuit of “The Way Ahead” – a commitment to service, integrity and innovation. For more information, visit hubgroup.com.

SOURCE: Hub Group, Inc.

CONTACT: Garrett Holland, InvestorRelations@hubgroup.com

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